DotCom Visions, Inc.
                          Selling Security Holder List

Edward Anger
Box 152
Red Deer
Alberta Canada T4N 5E8

Mike Anger
15 Applebrook Circle SE
Calgary, Alberta Canada T2A 7S5

Tracey Anger
15 Applebrook Circle SE
Calgary, Alberta Canada T2A 7S5

Marcie Brown

Dan Carleton
1519 19th Street NE
Calgary, Alberta Canada

Checkers Investments LTD
William A. Manual Jr.
Bermuda Commercial BK BLDG
44 Church ST. Hamilton Bermuda

Steve Clark
216 Alma School Road, Suite 10
Mesa, AZ 85210

Badru Damji
24 Catalina Circle NE
Calgary, Alberta Canada T1Y 7B7

Gulshan Damji
24 Catalina Circle NE
Calgary, Alberta Canada T1Y 7B7

Marcel Degroot
#203 1117 Gladstone RD NW
Calgary, Alberta Canada T2N 3E8

Derby Holdings LTD
C/O Victory Funding LTD
Sea Meadow House
PO Box 116 Road Town
Tortola, British Virgin Islands

Debra A. Edwards
7335 Bowness Road NW
Calgary, Alberta Canada T3B 0G6

Kenneth Brian Edwards
7335 Bowness Road NW
Calgary, Alberta Canada T3B 0G6

Tammy Edwards
343 Abergale DR NE
Calgary, Alberta Canada T2A 6H9

Euro-Equities LTD
C/O Dominion Investments LTD
Providence House
East Hill Street
PO Box SS 6827, Nassau, Bahamas

Edith Ferris
20 Lenton Place SW
Calgary, Alberta Canada T3E 5C8

Fulford Partners LTD
42-700 Bob Hope Dr., Suite 304
Rancho Mirage, CA 92270

Jarek Godzic
343 Abergale DR NE
Calgary, Alberta Canada T2A 6H9

Robert Godzic
35 Falbury Cres NE
Calgary, Alberta Canada T3J 1H8

Dal Grauer
44-457 San Rafael Ave. Unit 1
Palm Desert, CA 92260

Hane Development
3rd Floor Macmillan House
96 Kensington High Street
London, W8 4SG, United Kingdom

John Hoffman
216 Alma School Road, Suite 10
Mesa, AZ 85210

Dean Husarik
64 Millrise Cresent SW
Calgary, Alberta Canada T2Y 2H5

Collette Imbery
35 Falbury Cresent NE
Calgary, Alberta Canada T3J 1H8

Heather Jarvis
1103 42nd ST SW
Calgary, Alberta Canada T3C 1Z2

Jason Kachmarski
Box 429
Langdon Alberta Canada T0J 1X0

Kevin Liggins
31 Castledale Place NE
Calgary, Alberta Canada T3J 1Y4

Ariff Manji
406 Sandalwood Close NW
Calgary, Alberta Canada T3K 4B4

Nimet Manji
406 Sandalwood Close NW
Calgary, Alberta Canada T3K 4B4

Peter Marotta
16269 Shawbrooke DR SW
Calgary, Alberta Canada T2Y 2Y3

Stephen McCourt
244 19th AVE NW
Calgary, Alberta Canada T2M 0Y2

Marion McDonald
9150 21 Street SE
Calgary, Alberta Canada T2C 4B9

Reuben McDonald
9150 21 Street SE
Calgary, Alberta Canada T2C 4B9

Sherry McEvoy
2136 Willowbury
Las Vegas, NV 89108

Melanie McMurray
1707 18th ST South
Lethbridge Alberta Canada T1K 2B5

Brian Rakos
928 19th ST NE
Calgary, Alberta Canada T2E 4X9

Stocksworks Capital USA Inc.
1833 Macdonald St.
Vancouver, BC V6K 3X7

Elaine Sulima
5824 Lodge Cres SW
Calgary, Alberta Canada T3E 5Y7

Jeffrey Sulima
5824 Lodge Cres SW
Calgary, Alberta Canada T3E 5Y7

Lenard Sulima
5824 Lodge Cres SW
Calgary, Alberta Canada T3E 5Y7

Swanson Investment LTD
M.L.H Quin & Co.
44 Church St.
Hamilton, Bermuda

Victory Funding Group LTD
Sea Meadow House
PO Box 116
Road Town, Tortola, British Virgin Islands